Exhibit 99.1

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma combined financial statements present financial information after giving effect to the acquisition of Clinton County Bio Energy, L.L.C. (“CCBE”) by Nova Biosource Fuels, Inc. (“Nova”). Nova will acquire substantially all of the assets and assume the liabilities of CCBE. This transaction is expected to close during September 2007 and will be effective as of September 1, 2007.

The pro forma financial statements give effect to this proposed transaction under the purchase method of accounting. The pro forma combined statement of operations includes historical information of Nova for the year ended July 31, 2007, historical information of CCBE for the year ended June 30, 2007, and includes adjustments which give effect to the transaction as if it had occurred on August 1, 2006. The pro forma combined balance sheet includes adjustments which give effect to the transaction as if it had occurred on July 31, 2007. The notes to the pro forma combined financial statements describe the pro forma adjustments.

The pro forma combined financial statements do not attempt to show how Nova would actually have performed or its financial position had the transaction occurred at the dates indicated. Also, they do not attempt to predict or suggest future operating results or financial position.

These unaudited pro forma combined financial statements and the accompanying notes should be read in conjunction with the audited financial statements of Nova and CCBE.

NOVA BIOSOURCE FUELS, INC. and CLINTON COUNTY BIO ENERGY, L.L.C.

Pro Forma Combined Statement of Operations

Year ended July 31, 2007 (Unaudited)

	Nova Biosource	Clinton County		Pro Forma
	Fuels, Inc.	Bio Energy,		Combined
	Year ended	L.L.C. Year	Pro Forma	Statement of
	7/31/2007	ended 6/30/2007	Adjustments	Operations
Revenues:
Biodiesel sales	—	12,598,000	—	12,598,000
Contracting revenues	30,039,000	—	—	30,039,000
Services revenues	125,000	—	—	125,000
Total revenues	30,164,000	12,598,000	—	42,762,000

Costs and Expenses:
Cost of biodiesel sales	—	15,180,000	(254,000)	14,926,000
Contracting expenses	40,311,000	—	—	40,311,000
Selling, general and admin	21,541,000	170,000	—	21,711,000
Total costs and expenses	61,852,000	15,350,000	(254,000)	76,948,000

Loss from operations	(31,688,000)	(2,752,000)	254,000	(34,186,000)

Other income(expense):
Interest and other income	1,753,000	2,000	(352,000)	1,403,000
Interest expense	(1,430,000)	(160,000)	—	(1,590,000)
Minority interest in earnings of subsidiary	(8,000)	—	—	(8,000)

Net loss	(31,373,000)	(2,910,000)	(98,000)	(34,381,000)

Basic and diluted net loss per share				(0.32)

Weighted average number of shares outstanding				106,377,430

NOVA BISOURCE FUELS, INC. and CLINTON COUNTY BIO ENERGY, L.L.C.

Pro Forma Combined Balance Sheet

July 31, 2007 (Unaudited)

	Nova	Clinton
	Biosource	County Bio			Pro Forma
	Fuels, Inc.	Energy, L.L.C.		Pro Forma	Combined
	7/31/2007	6/30/2007		Adjustments	Balance Sheet

ASSETS
Cash and cash equivalents	16,904,000	—	(c)	(7,821,000)	9,083,000
Accounts receivable	33,000	724,000			757,000
Inventories	—	502,000			502,000
Costs and estimated earnings in excess of billings on uncompleted contracts	6,573,000				6,573,000
Other current assets	590,000	20,000	(e)	(11,000)	599,000
Total current assets	24,100,000	1,246,000		(7,832,000)	17,514,000

Fixed Assets	41,020,000	6,897,000	(f)	3,550,000	51,467,000
Accumulated depreciation	(211,000)	(841,000	(f)	841,000	(211,000)
Net fixed assets	40,809,000	6,056,000		4,391,000	51,256,000

Intangible assets, net	6,026,000	—			6,026,000

Total assets	70,935,000	7,302,000		(3,441,000)	74,796,000

LIABILITIES AND EQUITY
Accounts payable	4,744,000	365,000			5,109,000
Accrued expenses	9,098,000	28,000	(d)	150,000	9,276,000
Current portion of long-term debt	—	314,000			314,000

Total current liabilities	13,842,000	707,000		150,000	14,699,000

Long-term debt, less current portion	2,520,000	3,004,000			5,524,000

Total liabilities	16,362,000	3,711,000		150,000	20,223,000

Minority interest	4,008,000	—			4,008,000

Members’ equity	—	3,591,000	(e)(g)	(3,591,000)	—

Stockholders’ equity	50,565,000	—		—	50,565,000

Total Liabilities and Equity	70,935,000	7,302,000		(3,441,000)	74,796,000

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

Pro forma adjustments on the combined statement of operations are as follows:

(a)  Represents change of depreciation expense after the fair value adjustment to fixed assets and conforming estimated useful lives.

(b)  Represents a reduction of interest income when considering the cash purchase price was paid at the beginning of the period.

Pro forma adjustments on the combined balance sheet are as follows:

(c)  Represents cash used to fund the asset purchase.

(d)  Represents the direct costs of the acquisition.

(e)  Represents assets not acquired.

(f)  Represents fair value adjustment to fixed assets.

(g)  Represents elimination of historical balance of members’ capital.